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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.750% Notes due 2019	$500,000,000	100%	$500,000,000	$64,400

3.250% Notes due 2024	500,000,000	100%	500,000,000	64,400

4.500% Notes due 2044	500,000,000	100%	500,000,000	64,400

Total	$1,500,000,000		$1,500,000,000	$193,200

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424B(5)
File No. 333-182852

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 26, 2012)

$1,500,000,000

$500,000,000 1.750% Notes due 2019
$500,000,000 3.250% Notes due 2023
$500,000,000 4.500% Notes due 2044

         We are offering $500,000,000 of 1.750% Notes due 2019 (the "2019 Notes"), $500,000,000 of 3.250% Notes due 2023 (the "2023 Notes") and $500,000,000 of 4.500% Notes due 2044 (the "2044 Notes" and, together with the 2019 Notes and the 2023 Notes, the "Notes"). Interest on the 2019 Notes and the 2044 Notes is payable on March 1 and September 1 of each year, beginning on March 1, 2014. Interest on the 2023 Notes is payable on May 1 and November 1 of each year, beginning on May 1, 2014. The 2019 Notes, the 2023 Notes and the 2044 Notes will mature on March 1, 2019, November 1, 2023 and March 1, 2044, respectively. We have the option to redeem all or a portion of the 2019 Notes and the 2023 Notes, at any time prior to maturity, and the 2044 Notes, at any time prior to the date that is six months prior to the maturity of the 2044 Notes, at the applicable redemption price as described in this prospectus supplement under the heading "Description of Notes—Optional Redemption of the Notes." In addition, we have the option to redeem all or a portion of the 2044 Notes, at any time on or after the date that is six months prior to the maturity of the 2044 Notes, at a redemption price equal to 100% of the principal amount thereof. See "Description of Notes—Optional Redemption of the Notes."

         The Notes will be our unsubordinated unsecured obligations and will rank equally with all of our other existing and future unsubordinated unsecured indebtedness.

         We do not intend to apply to list the Notes on any securities exchange or include them in any automated quotation system.

         Investing in the Notes involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

         Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2019 Note	Total	Per 2023 Note	Total	Per 2044 Note	Total

Public offering price	99.540%	$497,700,000	98.913%	$494,565,000	99.090%	$495,450,000

Underwriting discount	0.350%	$1,750,000	0.450%	$2,250,000	0.875%	$4,375,000

Proceeds, before expenses, to Bristol-Myers Squibb Company	99.190%	$495,950,000	98.463%	$492,315,000	98.215%	$491,075,000

         Interest on the Notes will accrue from October 31, 2013 to date of delivery.

         The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the account of its participants, including Clearstream and Euroclear, against payment in New York, New York on October 31, 2013.

Joint Book-Running Managers

Deutsche Bank Securities	J.P. Morgan

(All Notes)

Barclays	Credit Suisse	BNP PARIBAS	RBS
(2019 Notes)	(2019 Notes)	(2023 Notes)	(2044 Notes)

Co-Managers

Credit Suisse	BNP PARIBAS	RBS	Citigroup	BofA Merrill Lynch	Wells Fargo Securities	Goldman, Sachs & Co.	Morgan Stanley	UBS Investment Bank	Mitsubishi UFJ Securities	HSBC	BNY Mellon Capital Markets, LLC	RBC Capital Markets	Santander	US Bancorp
(2023 and 2044 Notes)	(2019 and 2044 Notes)	(2019 and 2023 Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(2019 and 2023 Notes)	(2019 and 2023 Notes)	(2019 and 2023 Notes)

The date of this prospectus supplement is October 24, 2013.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by us or on our behalf to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

        References to "Bristol-Myers Squibb," the "Company," "we," "our" and "us" in both this prospectus supplement and the accompanying prospectus are references to Bristol-Myers Squibb Company and, unless the context otherwise requires, its consolidated subsidiaries. References to "Notes" in this prospectus supplement are references to each of the 1.750% Notes due 2019 (the "2019 Notes"), the 3.250% Notes due 2023 (the "2023 Notes") and the 4.500% Notes due 2044 (the "2044 Notes"), unless otherwise indicated.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See "Underwriting" in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference) contain certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify these forward-looking statements by the fact they use words such as "should," "expect," "anticipate," "estimate," "target," "may," "project," "guidance," "intend," "plan," "believe" and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings, and financial results, which are based on current expectations that involve inherent risks and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years. Such events and factors include, but are not limited to, those discussed in the section that follows the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus as well as those listed under "Risk Factors" in the documents enumerated under "Where You Can Find More Information; Documents Incorporated by Reference" including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2012, our quarterly report on Form 10-Q for the quarterly period ended March 31, 2013, our quarterly report on Form 10-Q for the quarterly period ended June 30, 2013 and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2013, that we believe could cause actual results to differ materially from any forward-looking statement.

        Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in these forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

S-ii

SUMMARY

        This summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under "Where You Can Find More Information; Documents Incorporated by Reference." Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the Notes. We encourage you to read the entire prospectus supplement and the documents incorporated by reference herein carefully, including the "Risk Factors" section, the consolidated financial statements and the notes to those financial statements before making an investment decision.

 Company Overview

        Bristol-Myers Squibb Company (which may be referred to as "Bristol-Myers Squibb," "BMS," the "Company," "we," "our" or "us") was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. We are engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis.

        Over the last few years, we have executed our strategy to transform into a next generation biopharmaceutical company. This transformation encompassed all areas of our business and operations. As part of this strategy, we have divested our non-pharmaceutical businesses, implemented our acquisition and licensing strategy, and executed our productivity transformation initiative. Our divestitures included Medical Imaging in January 2008, ConvaTec in August 2008, and Mead Johnson in December 2009. Our acquisition and licensing transactions included Kosan Biosciences, Inc. in June 2008, Medarex, Inc. in September 2009, ZymoGenetics, Inc. in October 2010, Amira Pharmaceuticals, Inc. in September 2011, Inhibitex, Inc. in February 2012, and Amylin Pharmaceuticals, Inc. in August 2012 as well as several license and other collaboration arrangements. We continue to review our cost structure with the intent to maintain a modernized, efficient, and robust balance between building competitive advantages, securing innovative products and planning for the future.

        We report financial and operating information in one segment—BioPharmaceuticals. For additional information about this business segment, see "Item 8. Financial Statements—Note 2. Business Segment Information" in our Annual Report on Form 10-K for the year ended December 31, 2012.

        We compete with other worldwide research-based drug companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, retail pharmacies, hospitals, government entities and the medical profession. We manufacture products in the United States, Puerto Rico and in six foreign countries.

        Our principal executive offices are located at 345 Park Avenue, New York, New York 10154, and our telephone number is (212) 546-4000. Our website is located at www.bms.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

The Offering

        The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See "Description of Notes" in this prospectus supplement for a more detailed description of the terms and conditions of the Notes.

Issuer	Bristol-Myers Squibb Company
Securities Offered
$500,000,000 aggregate principal amount of 1.750% Notes due 2019; $500,000,000 aggregate principal amount of 3.250% Notes due 2023; and $500,000,000 aggregate principal amount of 4.500% Notes due 2044.
Maturity Dates	March 1, 2019, with respect to the 2019 Notes; November 1, 2023, with respect to the 2023 Notes; and March 1, 2044, with respect to the 2044 Notes.
Interest Rates
The 2019 Notes will bear interest from October 31, 2013, at the rate of 1.750% per annum; the 2023 Notes will bear interest from October 31, 2013, at the rate of 3.250% per annum; and the 2044 Notes will bear interest from October 31, 2013, at the rate of 4.500% per annum. Interest on the Notes will be payable semi-annually.
Interest Payment Dates
March 1 and September 1 of each year, beginning on March 1, 2014, with respect to the 2019 Notes and the 2044 Notes, and May 1 and November 1 of each year, beginning on May 1, 2014, with respect to the 2023 Notes.
Ranking
The Notes will be unsubordinated unsecured obligations of Bristol-Myers Squibb and will rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness. The Notes will effectively rank junior to any of our secured debt to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.
Optional Redemption
We may redeem the 2019 Notes and the 2023 Notes at any time prior to maturity, and the 2044 Notes at any time prior to September 1, 2043 (six months prior to the maturity of the 2044 Notes), in each case, in whole or in part, at the applicable redemption price described under the heading "Description of Notes—Optional Redemption of the Notes" in this prospectus supplement, plus accrued and unpaid interest thereon to, but not including, the redemption date.

We may also redeem the 2044 Notes at any time on or after September 1, 2043, (six months prior to the maturity of the 2044 Notes), in whole or in part, at a redemption price equal to 100% of the principal amount of the 2044 Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date. See "Description of Notes—Optional Redemption of the Notes."

Redemption of Notes for Tax Reasons	We may redeem all, but not part, of each series of the Notes upon the occurrence of certain tax events at the redemption prices described under the heading "Description of Notes—Redemption Upon a Tax Event" in this prospectus supplement.
Use of Proceeds
We expect to use the net proceeds from the sale of the Notes offered hereby for general corporate purposes, including the repayment of all or a portion of our commercial paper borrowings. See "Use of Proceeds" in this prospectus supplement.
Additional Issues	We may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes of each series ranking equally and ratably with the Notes of such series.
Form and Denomination
The Notes will be represented by one or more global securities registered in the name of the nominee of The Depository Trust Company. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Absence of Market for the Notes
The Notes are new issues of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or include them in any automated quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the Notes. See "Underwriting" in this prospectus supplement.
Clearance and Settlement	The Notes will be cleared through The Depository Trust Company.
Trustee	The Bank of New York Mellon.
Governing Law	State of New York.
Risk Factors
You should carefully consider the specific factors set forth under "Risk Factors" as well as the information and data included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.

RISK FACTORS

        Investing in the Notes involves risks. You should consider carefully the information set forth in this section and all the other information provided to you or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.

Risks Relating to the Company

        Before investing in the Notes, investors should consider the Risk Factor information contained in Risk Factors, Item 1A of our annual report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference herein.

Risks Relating to the Offering

The Notes are effectively subordinated to all the obligations of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

        The Notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables and other accrued rebates and liabilities, of our subsidiaries. The incurrence of indebtedness or other liabilities by any of our subsidiaries is not prohibited by the indenture governing the Notes and could adversely affect our ability to pay our obligations on the Notes. As of September 30, 2013, on a historical basis, the liabilities of our subsidiaries, excluding intercompany liabilities and obligations of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States, that would have been structurally senior to the Notes were approximately $11.7 billion, which includes approximately $4.8 billion of deferred income. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities.

        The Notes are exclusively our obligations. However, since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our consequent ability to service our debt, including the Notes, depends in part upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, may depend upon the earnings of those subsidiaries and may be subject to various business considerations.

The limited covenants in the indenture governing the Notes and the terms of the Notes will not provide protection against significant events that could adversely impact your investment in the Notes.

        The indenture governing the Notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

  •
  limit our ability to incur additional indebtedness;

  •
  restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

  •
  restrict our ability to repurchase or prepay our securities; or

  •
  restrict our or our subsidiaries' ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.

        As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

The Notes will be unsecured and therefore will effectively be subordinated to any secured debt we may incur in the future.

        The Notes will not be secured by any of our assets or those of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.

We may redeem the Notes upon the occurrence of a tax event.

        We have the option to redeem the Notes as a whole, but not in part, upon at least 30 but not more than 60 calendar days' prior notice if a tax of the kind described in this prospectus supplement under "Description of Notes—Redemption Upon a Tax Event" occurs and continues under the circumstances described therein. If we exercise this option, we will redeem the Notes at a redemption price equal to 100% of their principal amount thereof, together with interest accrued thereon to the date fixed for redemption. A tax event redemption will be a taxable event to the holder of the Notes.

We cannot assure you that an active trading market will develop for the Notes.

        Prior to this offering, there was no market for the Notes. We do not intend to apply to list the Notes on any securities exchange or include them in any automated quotation system. The underwriters have informed us that they intend to make a market in each series of the Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. The prices at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions which may have an adverse effect on the holders of the Notes.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the Notes offered hereby will be approximately $1.48 billion after deducting underwriting discounts and our estimated offering expenses. We expect to use the net proceeds from the sale of the Notes offered hereby for general corporate purposes, including the repayment of all or a portion of our commercial paper borrowings. Our management will retain broad discretion over the use of the remaining net proceeds from this offering. Pending use of the remaining proceeds from this offering, we intend to invest the proceeds in short-term, investment-grade and interest-bearing instruments or money market funds.

        We incurred borrowings under our commercial paper facility in August 2013 to partially fund the repayment of our 5.250% Notes due 2013 upon their maturity. As of September 30, 2013, the amount of commercial paper outstanding was $470 million at a weighted-average interest rate of 0.09% and with a weighted maturity of approximately 10 days.

 CAPITALIZATION

        The following table sets forth Bristol-Myers Squibb's consolidated capitalization at September 30, 2013:

  •
  on an actual basis; and

  •
  as adjusted to give effect to the issuance of the Notes.

        This table should be read in conjunction with the consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Bristol-Myers Squibb's quarterly report on Form 10-Q for the quarter ended September 30, 2013, as incorporated by reference herein. Since September 30, 2013, there has not been any material change in the information set forth below, except as described elsewhere in this prospectus supplement or in any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2013
(in millions)	Actual	As adjusted
Long-term debt, principal value:
Revolving credit facilities(1)	$—	$—
Notes offered hereby:
1.750% Notes due 2019	—	500
3.250% Notes due 2023	—	500
4.500% Notes due 2044	—	500
4.375% Euro Notes due 2016	676	676
0.875% Notes due 2017	750	750
5.450% Notes due 2018	582	582
4.625% Euro Notes due 2021	676	676
2.000% Notes due 2022	750	750
5.875% Notes due 2036	625	625
6.125% Notes due 2038	480	480
3.250% Notes due 2042	500	500
7.15% Debentures due 2023	304	304
6.80% Debentures due 2026	330	330
6.88% Debentures due 2097	260	260
Other long-term debt maturing between 2013 and 2030	119	119

Subtotal of long-term debt	$6,052	$7,552

Adjustments to principal value:
Fair value of interest rate swaps	78	78
Unamortized basis adjustment from swap terminations	454	454
Unamortized bond discounts	(52)	(52)

Total long-term debt	$6,532	$8,032

Total stockholders' equity	14,714	14,714

Total capitalization	$21,246	$22,746

(1)
We currently have two separate $1.5 billion five-year revolving credit facilities from a syndicate of lenders. The facilities provide for customary terms and conditions with no financial covenants and are extendable on any anniversary date with the consent of the lenders. No borrowings were outstanding under either revolving credit facility at September 30, 2013 and December 31, 2012.

 DESCRIPTION OF NOTES

        The following summary of the particular terms of the Notes offered hereby supplements and, to the extent of any inconsistency therewith, replaces, the description of the general terms and provisions of the securities contained in the accompanying prospectus. The statements in this prospectus supplement concerning the Notes and the indenture do not purport to be complete.

Titles

        1.750% Notes due 2019, 3.250% Notes due 2023 and 4.500% Notes due 2044.

General

        Bristol-Myers Squibb will issue each series of the Notes as a series of debt securities under the indenture, dated as of June 1, 1993, as supplemented by a supplemental indenture relating to the Notes, between Bristol-Myers Squibb and The Bank of New York Mellon (formerly "The Bank of New York") as successor to The Chase Manhattan Bank, as trustee. For a description of the rights attaching to different series of debt securities under the indenture, see "Description of the Debt Securities" in the accompanying prospectus.

        Bristol-Myers Squibb will issue the Notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 above that amount, through the facilities of The Depository Trust Company ("DTC"), and sales in book-entry form may be effected only through a participating member of DTC. See "—Global Securities" below. The Notes will not be listed on any securities exchange or included in any automated quotation system.

Principal Amount of Notes

        The 2019 Notes will be issued in an aggregate principal amount of $500,000,000, the 2023 Notes will be issued in an aggregate principal amount of $500,000,000 and the 2044 Notes will be issued in an aggregate principal amount of $500,000,000.

Maturity of Notes

        The 2019 Notes will mature on March 1, 2019, the 2023 Notes will mature on November 1, 2023 and the 2044 Notes will mature on March 1, 2044.

Ranking

        The Notes will be unsubordinated unsecured obligations of Bristol-Myers Squibb and will rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness; rank senior in right of payment to any future subordinated indebtedness that we may incur; be effectively subordinated in right of payment to any future secured indebtedness that we may incur, to the extent of the value of the assets securing such indebtedness; and be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, including trade payables.

Interest Rate on Notes

        The interest rate on the 2019 Notes is 1.750% per annum, the interest rate on the 2023 Notes is 3.250% per annum and the interest rate on the 2044 Notes is 4.500% per annum, in each case computed on the basis of a 360-day year of twelve 30-day months.

Date Interest Begins to Accrue on Notes

        Interest on each series of Notes will begin to accrue on October 31, 2013.

Interest Payment Dates

        Bristol-Myers Squibb will pay interest on the Notes semi-annually on each March 1 and September 1, with respect to the 2019 Notes and the 2044 Notes, and on each May 1 and November 1, with respect to the 2023 Notes (each an "Interest Payment Date"). Interest payable on each Interest Payment Date will include interest accrued from October 31, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

        If any Interest Payment Date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date to the date of payment on the next succeeding Business Day. "Business Day" means, with respect to the Notes, any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to be closed.

First Interest Payment Date

        The first Interest Payment Date on the 2019 Notes and 2044 Notes will be March 1, 2014. The first Interest Payment Date on the 2023 Notes will be May 1, 2014.

Regular Record Dates for Interest

        Bristol-Myers Squibb will pay interest payable on any Interest Payment Date to the person in whose name a Note (or any predecessor note) is registered at the close of business on February 15 or August 15, with respect to the 2019 Notes and the 2044 Notes, and April 15 or October 15, with respect to the 2023 Notes, as the case may be, immediately preceding the relevant Interest Payment Date.

Paying Agent

        The trustee will initially be the securities registrar and paying agent and will act as such only at its offices in New York, New York. Bristol-Myers Squibb may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Global Securities

        The Notes of each series will each be represented by one or more global securities registered in the name of the nominee of DTC. Bristol-Myers Squibb will issue the Notes in denominations of $2,000 and integral multiples of $1,000 above that amount. Bristol-Myers Squibb will deposit the global securities with DTC or its custodian and will register the global securities in the name of DTC's nominee. See "Description of the Debt Securities—General—Global Securities" in the accompanying prospectus and "—Book-Entry Issuance" below.

Optional Redemption of the Notes

        We may, at our option, redeem the 2019 Notes and the 2023 Notes, at any time prior to maturity, and the 2044 Notes at any time prior to September 1, 2043 (six months prior to the maturity of the 2044 Notes), in each case, in whole or from time to time in part at a redemption price equal to the greater of:

  (a)
  100% of the principal amount of the Notes being redeemed, or

  (b)
  as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 10 basis points in the case of the 2019 Notes, 15 basis points in the case of the 2023 Notes and 15 basis points in the case of the 2044 Notes, plus, in each of the above cases, accrued and unpaid interest on the Notes to be redeemed to, but not including, the date of redemption.

        In addition, we may, at our option, redeem the 2044 Notes at any time on or after September 1, 2043 (six months prior to the maturity of the 2044 Notes), in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the 2044 Notes to be redeemed to, but not including, the date of redemption.

        If we have given notice as provided in the indenture and made funds available for the redemption of any Notes called for redemption on the date of redemption referred to in that notice, those Notes will cease to bear interest on that date of redemption. Any interest accrued to the date fixed for redemption will be paid as specified in such notice. We will give written notice of any redemption of any Notes to holders of the Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Notes to be redeemed.

        If we choose to redeem less than all of the Notes of each series, as applicable, the particular Notes to be redeemed shall be selected by the trustee not more than 45 days prior to the date of redemption. The trustee will select the method in its sole discretion, in such manner as it shall deem appropriate and fair, for the Notes to be redeemed in part.

        As used in this prospectus supplement:

        "Quotation Agent" means the Reference Dealer (defined below) selected by the Company.

        "Reference Dealer" means (a) each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and RBS Securities Inc., and any respective successors of each of the foregoing, unless, in each case, any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

        "Reference Dealer Rate" means, with respect to any date of redemption, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 1.375% U.S. Treasury Notes due September 30, 2018 with respect to the 2019 Notes, the 2.500% U.S. Treasury Notes due August 15, 2023 with respect to the 2023 Notes and the 2.875% U.S. Treasury Notes due May 15, 2043 with respect to the 2044 Notes, or, if the applicable reference security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

Sinking Fund

        There is no sinking fund.

Defeasance

        The Notes are subject to Bristol-Myers Squibb's ability to choose "Legal Defeasance" and "Covenant Defeasance" as described under the caption "Description of the Debt Securities—General-Satisfaction and Discharge; Defeasance" in the accompanying prospectus.

Definitive Securities

        A permanent global security is exchangeable for definitive Notes of the relevant series registered in the name of any person other than DTC or its nominee, only as described under "Description of the Debt Securities—General—Global Securities—Special Situation When a Global Security Will Be Terminated" in the accompanying prospectus.

Same-Day Settlement and Payment

        The underwriters will make settlement for the Notes in immediately available or same-day funds. So long as the Notes are represented by the global securities, Bristol-Myers Squibb will make all payments of principal and interest in immediately available funds.

        Secondary trading in notes and debentures of corporate issues is generally settled in clearing-house or next-day funds. In contrast, so long as the Notes are represented by the global securities registered in the name of DTC or its nominee, the Notes will trade in DTC's Same-Day Funds Settlement System. DTC will require secondary market trading activity in the Notes represented by the global securities to settle in immediately available or same-day funds on trading activity in the Notes.

Payment of Additional Amounts

        We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is a Non-U.S. Holder (as defined under the heading "United States Tax Considerations—Tax Consequences to Non-U.S. Holders" below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required.

        Our obligation to pay additional amounts shall not apply:

  (1)
  to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

  (a)
  is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

  (b)
  is or was a citizen or resident or is or was treated as a resident of the United States;

  (c)
  is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, is or was a corporation that has accumulated earnings to avoid United States federal income tax or is or was a private foundation or other tax-exempt organization; or

  (d)
  is or was an actual or constructive "10-percent shareholder" of Bristol-Myers Squibb, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended;

  (2)
  to any holder that is not the sole beneficial owner of Notes, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

  (3)
  to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (4)
  to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by Bristol-Myers Squibb or a paying agent from the payment;

  (5)
  to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

  (6)
  to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

  (7)
  to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;

  (8)
  to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

  (9)
  in the case of any combination of the above items.

        The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon a Tax Event," we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

        In particular, we will not pay additional amounts on any Note:

  •
  where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, that Directive, or

  •
  presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant note to another paying agent in a Member State of the EU.

Redemption Upon a Tax Event

        If (a) we become or will become obligated to pay additional amounts as described under the heading "—Payment of Additional Amounts" as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or (b) a taxing authority of the United States takes an action on or after the date of this prospectus supplement, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, in either case, with respect to the Notes for reasons outside our control and after taking reasonable measures available to us to avoid such obligation, then we may, at our option, redeem, as a whole, but not in part, each series of the Notes at any time prior to maturity on not less than 30 nor more than 60 calendar days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described under the heading "—Payment of Additional Amounts" and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Additional Issues

        Bristol-Myers Squibb may from time to time, without notice to or the consent of the holders of the Notes, increase the aggregate principal amount of each series of the Notes by creating and issuing additional notes ranking equally and ratably with such series of Notes in all respects, or in all respects except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any additional issuance of notes of each series of the Notes will be consolidated and form a single series with such series of Notes having the same terms as to status, redemption or otherwise as such series of Notes, and will be fungible with such series of Notes for U.S. federal income tax purposes. Any additional notes will be issued by or pursuant to a resolution of our board of directors or a supplement to the indenture.

BOOK-ENTRY ISSUANCE

        The Notes of each series will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC. Except under circumstances described below, the Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

        So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have Notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

        Principal and interest payments on Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of us, the trustee or any paying agent or registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

        We expect that the depositary for the Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the global notes. We will also issue Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $2,000 and integral multiples of $1,000 above that amount, unless otherwise specified by us. Notes in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.

DTC

        The depositary advises as follows:

  •
  DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law,

  •
  a "banking organization" within the meaning of the New York Banking Law,

  •
  a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

  •
  DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.; and

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        The rules applicable to DTC and its participants are on file with the SEC.

        The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary's participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary's book-entry system is also available to others, such as banks, U.S. and non-U.S. brokers, dealers, trust companies, clearing corporations and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.

Notices

        Notices to holders of the Notes will be sent by mail to the registered holders, whether the Notes are in global or definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of Notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Euroclear and Clearstream

        Investors may hold interests in the Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        The following is based on information furnished by Euroclear or Clearstream, as the case may be.

        Euroclear has advised us that:

  •
  It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

  •
  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

  •
  Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative");

  •
  The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offered by this general prospectus supplement;

  •
  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

  •
  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions");

  •
  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

  •
  Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearstream has advised us that:

  •
  It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

  •
  Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

  •
  As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

  •
  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of securities offered by this general prospectus supplement;

  •
  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

  •
  Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the trustee take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

        Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes certain United States federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (referred to herein as the "Code"), Treasury regulations issued under the Code, judicial authority and administrative rulings and practice, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. As a result, the tax considerations of purchasing, owning or disposing of the Notes could differ from those described below. This summary deals only with purchasers who purchase the Notes at the offering price in this offering and hold the Notes as "capital assets" within the meaning of Section 1221 of the Code. This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to persons in special tax situations, such as financial institutions, individual retirement and other tax deferred accounts, insurance companies, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, tax exempt investors, real estate investment trusts, broker-dealers, dealers in securities and currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, U.S. expatriates, persons holding Notes as a position in a "straddle," "hedge," "conversion transaction," or other integrated transaction for tax purposes, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. Further, this discussion does not address the consequences under U.S. alternative minimum tax rules, any consequences resulting from the Medicare contribution tax on investment income, U.S. federal estate or gift tax laws, the tax laws of any U.S. state or locality, any non-U.S. tax laws, or any tax laws other than income tax laws. We will not seek a ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

        As used herein, a "U.S. Holder" is a beneficial owner of Notes that is, for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States,

  •
  a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

  •
  a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. Holder.

        If any entity treated as a partnership for U.S. tax purposes is a beneficial owner of Notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A holder of Notes that is a partnership and partners in such a partnership should consult their independent tax advisors about the U.S. federal income tax consequences of holding and disposing of Notes.

        The U.S. federal income tax discussion set forth below as to both U.S. Holders and Non-U.S. Holders is included for general information only and may not be applicable depending upon a holder's particular situation. Investors considering the purchase of Notes should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders

  Interest

        Interest on a note will be includable by a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

  Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes

        Upon the disposition of a Note by sale, exchange, retirement, redemption or other taxable disposition, a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed) and (ii) the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis generally will be equal to the holder's original purchase price of the Note. A U.S. Holder's gain or loss will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held such Note for longer than one year. Non-corporate taxpayers are generally subject to a reduced federal income tax rate on net long-term capital gains. The deductibility of capital losses is subject to certain limitations.

  Backup Withholding and Information Reporting

        In general, a U.S. Holder will be subject to backup withholding at the applicable tax rate (currently 28%) with respect to cash payments of interest on the Notes and the gross proceeds from dispositions (including a retirement or redemption) of the Notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including corporations, tax-exempt organizations and certain qualified nominees) and, when required, provides appropriate documentation to that effect or (ii) provides us or our paying agent with its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, certifies that the TIN provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder who does not provide us or our paying agent with its correct TIN may be subject to penalties imposed by the IRS. U.S. backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. We or our paying agent will report to the holders and the IRS the amount of any "reportable payments" and any amounts withheld with respect to the Notes as required by the Code and applicable Treasury regulations.

Non-U.S. Holders

        The following discussion applies only to Non-U.S. Holders. Special rules may apply to certain Non-U.S. Holders, such as controlled foreign corporations, passive foreign investment companies, and certain expatriates, among others, that are subject to special treatment under the Code. Such holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

  Interest

        Subject to the discussion of backup withholding below, interest income of a Non-U.S. Holder that is not effectively connected with a United States trade or business carried on by the Non-U.S. Holder will qualify for the so-called "portfolio interest exemption" and, therefore, will not be subject to U.S. federal income or withholding tax, provided that:

  •
  the Non-U.S. Holder does not own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and U.S. Treasury regulations thereunder;

  •
  the Non-U.S. Holder is not a controlled foreign corporation related to the Company actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code;

  •
  the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the beneficial owner satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by giving us or our paying agent an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a Non-U.S. Holder or by other means prescribed by applicable Treasury regulations.

If not all of these conditions are met, interest on the Notes paid to a Non-U.S. Holder that is not effectively connected with a United States trade or business carried on by the Non-U.S. Holder will generally be subject to federal income tax and withholding at a 30% rate unless an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims the benefit of that treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

        If the interest on the Notes is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder ("ECI"), the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. Holder unless an applicable income tax treaty provides otherwise (and the 30% withholding tax described above will not apply, provided the appropriate statement is provided to us or our paying agent). If a Non-U.S. Holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty if the Non-U.S. Holder claims the benefit of the treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate, or, if applicable, a lower treaty rate, on such interest.

  Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes

        A Non-U.S. Holder will generally not be subject to United States federal income tax on any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the Notes (other than any amount representing accrued but unpaid interest on the Note, which is subject to the rules discussed above under "Non-U.S. Holders—Interest") unless:

  •
  the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, or

  •
  in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

If a Non-U.S. Holder falls under the first of these exceptions, unless an applicable income tax treaty provides otherwise, the holder will be taxed on the net gain derived from the disposition of the Notes under the graduated U.S. federal income tax rates that are applicable to U.S. persons and, if the Non-U.S. Holder is a foreign corporation, it may also be subject to the branch profits tax described above.

        If an individual Non-U.S. Holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower applicable treaty rate applies) on the amount by which the gain derived from the disposition from sources within the United States exceeds such holder's capital losses allocable to sources within the United States for the taxable year of the sale.

  Backup Withholding and Related Information Reporting

        Amounts of interest paid to a Non-U.S. Holder on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such holder. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the Non-U.S. Holder is resident.

        Backup withholding generally will not apply to payments of interest on the Notes by us or our paying agent if a holder certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption, provided that we or our paying agent do not have actual knowledge or reason to know that such holder is a U.S. person. The payment of the proceeds of the disposition of Notes (including a retirement or redemption) to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and related information reporting (currently 28%) unless the Non-U.S. Holder provides the certification described above or otherwise establishes an exemption.

        The proceeds of a disposition (including a retirement or redemption) effected outside the United States by a Non-U.S. Holder of the Notes to or through a foreign office of a broker generally will not be subject to backup withholding or related information reporting. However, if that broker is, for U.S. federal income tax purposes, a U.S. person or has certain specified U.S. connections, such information reporting requirements will apply unless that broker has documentary evidence in its files of such holder's status as a Non-U.S. Holder. Backup withholding tax is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

  New Legislation Affecting Taxation of Notes Held by or Through Foreign Entities

        Legislation enacted in 2010 generally imposes a withholding tax of 30% on interest income paid on a debt obligation and on the gross proceeds of a disposition of a debt obligation paid after December 31, 2012 to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the applicable withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. The IRS has since released Treasury regulations and recently published administrative guidance providing that it will not apply this new withholding tax (i) to interest income on a debt obligation that is paid on or before June 30, 2014 or (ii) to gross proceeds of a disposition of a debt obligation paid on or before December 31, 2016. Moreover, such Treasury regulations and administrative guidance provide that this legislation generally will not apply to a debt obligation outstanding on July 1, 2014, unless such debt obligation undergoes a "significant modification" (within the meaning of section 1.1001-3 of the Treasury regulations promulgated under the Code) after such date. Therefore, this legislation should not apply to our Notes, unless the terms of our Notes are significantly modified (within the meaning of applicable Treasury regulations) or deemed to be reissued for U.S. federal income tax purposes after July 1, 2014. Investors are encouraged to consult their own tax advisors regarding the implications of this legislation on their investment in our Notes.

INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE

        To ensure compliance with IRS Circular 230, you are hereby notified that the discussion of tax matters set forth in this prospectus supplement was written in connection with the preparation of this prospectus supplement and marketing of Notes and was not intended or written to be used, and cannot be used by any prospective investor, for the purpose of avoiding tax-related penalties. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

UNDERWRITING

        Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and RBS Securities Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of 2019 Notes	Principal Amount of 2023 Notes	Principal Amount of 2044 Notes
Deutsche Bank Securities Inc.	$87,500,000	$112,500,000	$112,500,000
J.P. Morgan Securities LLC	87,500,000	112,500,000	112,500,000
Barclays Capital Inc.	87,500,000	15,000,000	20,000,000
Credit Suisse Securities (USA) LLC	87,500,000	15,000,000	15,000,000
BNP Paribas Securities Corp.	15,000,000	112,500,000	15,000,000
RBS Securities Inc.	15,000,000	15,000,000	112,500,000
Citigroup Global Markets Inc.	15,000,000	15,000,000	20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	15,000,000	15,000,000	20,000,000
Wells Fargo Securities, LLC	15,000,000	15,000,000	20,000,000
Goldman, Sachs & Co.	15,000,000	15,000,000	15,000,000
Morgan Stanley & Co. LLC	15,000,000	15,000,000	15,000,000
UBS Securities LLC	10,000,000	15,000,000	5,000,000
Mitsubishi UFJ Securities (USA), Inc.	11,250,000	8,750,000	8,750,000
HSBC Securities (USA) Inc.	7,500,000	6,250,000	6,250,000
BNY Mellon Capital Markets, LLC	5,000,000	3,750,000	2,500,000
RBC Capital Markets, LLC	5,000,000	3,750,000	—
Santander Investment Securities Inc.	2,500,000	2,500,000	—
U.S. Bancorp Investments, Inc.	3,750,000	2,500,000	—

Total	$500,000,000	$500,000,000	$500,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.200% of the principal amount of the 2019 Notes, 0.275% of the principal amount of the 2023 Notes and 0.500% of the principal amount of the 2044 Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.125% of the principal amount of the 2019 Notes, 0.175% of the principal amount of the 2023 Notes and 0.250% of the principal amount of the 2044 Notes. If all of the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Us
Per 2019 Note	0.350%
Per 2023 Note	0.450%
Per 2044 Note	0.875%

        We estimate that our total expenses for this offering will be approximately $2.7 million, excluding underwriting discounts.

        In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Other Relationships

        In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to us and certain of our affiliates, for which they have in the past received, and may in the future receive, customary fees and expenses. In addition, certain underwriters and/or their affiliates serve in various roles under our revolving credit facilities.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Settlement

        We expect that delivery of the Notes will be made against payment therefor on or about the fifth business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next succeeding two business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their delivery should consult their own advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of Notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive

2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each relevant member state; and "2010 PD Amending Directive" means Directive 2010/73/EU.

        The sellers of the Notes have not authorized and do not authorize the making of any offer of Notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the Notes, other than the underwriters, is authorized to make any further offer of the Notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus is directed only at persons ("relevant persons") who (i) fall within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, (ii) fall within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated.

        This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus supplement and the accompanying prospectus are not permitted to transmit it to any other person. The Notes are not being offered to the public in the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

VALIDITY OF THE NOTES

        Kirkland & Ellis LLP, New York, New York, our outside counsel, will pass upon the validity of the Notes offered hereby for us. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;
DOCUMENTS INCORPORATED BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings also are available over the Internet at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 8, 2013 that is incorporated by reference in that Annual Report on Form 10-K;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2013; and

  •
  Current Reports on Form 8-K, or filed portions of those reports (but not portions of those reports which were furnished), filed on January 25, 2013, March 8, 2013, April 8, 2013, May 10, 2013 and June 20, 2013.

        Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus supplement and prior to the termination of this offering (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus supplement.

        We encourage you to read our periodic and current reports, as we think these reports provide additional information about our Company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus supplement. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York 10154
Attention: Office of the Corporate Secretary
Telephone: (212) 546-4000

PROSPECTUS

BRISTOL-MYERS SQUIBB COMPANY

DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS

        BRISTOL-MYERS SQUIBB WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS.

        YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

        The common stock and $2 convertible preferred stock of Bristol-Myers Squibb are listed on the New York Stock Exchange under the symbols "BMY" and "BMYPR", respectively. Any common stock or $2 convertible preferred stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Investing in our securities involves risk. See "Risk Factors" on page 1 of this prospectus.

The date of this prospectus is July 26, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information; Documents Incorporated by Reference."

i

DESCRIPTION OF THE COMPANY

        Bristol-Myers Squibb Company (which may be referred to as "Bristol-Myers Squibb," "BMS," the "Company," "we," "our" or "us") was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. We are engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis.

        Over the last few years, we executed our strategy to transform into a next generation biopharmaceutical company. This transformation encompassed all areas of our business and operations. As part of this strategy, we have divested our non-pharmaceutical businesses, implemented our acquisition and licensing strategy known as the "string-of-pearls," and executed our productivity transformation initiative. Our divestitures included Medical Imaging in January 2008, ConvaTec in August 2008, and Mead Johnson in December 2009. Our acquisition and licensing transactions included Kosan Biosciences, Inc. in June 2008, Medarex, Inc. in September 2009, ZymoGenetics, Inc. in October 2010, Amira Pharmaceuticals, Inc. in September 2011, Inhibitex, Inc. in February 2012 and the planned acquisition of Amylin Pharmaceuticals, Inc., announced in June 2012, as well as several license arrangements. We continue to review our cost structure with the intent to maintain a modernized, efficient, and robust balance between building competitive advantages, securing innovative products and planning for the future.

        We report financial and operating information in one segment—BioPharmaceuticals. For additional information about business segments, see "Item 8. Financial Statements—Note 2. Business Segment Information" in our Annual Report on Form 10-K for the year ended December 31, 2011.

        We compete with other worldwide research-based drug companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, retail pharmacies, hospitals, government entities and the medical profession. We manufacture products in the United States, Puerto Rico and in six foreign countries.

        Our principal executive offices are located at 345 Park Avenue, New York, New York 10154, and our telephone number is (212) 546-4000. Our website is located at www.bms.com. The information on our website is not incorporated by reference in this prospectus.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading "Where You Can Find More Information; Documents Incorporated by Reference," as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the Company's ratio of earnings to fixed charges and the Company's ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

		Year Ended December 31,
	Six Months Ended June 30, 2012
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	22.44	25.53	20.85	17.00	9.49	3.73
Ratio of earnings to combined fixed charges and preferred stock dividends	22.44	25.53	20.85	17.00	9.49	3.73

        We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges.

        We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on preferred stock. Due to the immaterial amount of preferred stock dividends, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges.

        "Fixed Charges" consists of interest expense, capitalized interest and one-third of rental expense (which we believe to be a reasonable estimate of an interest factor in our leases).

        "Earnings" consists of income from continuing operations before income taxes, less noncontrolling interests in pre-tax income of subsidiaries that have not incurred fixed charges, equity in net income of affiliates and capitalized interest, plus Fixed Charges and distributed income of equity investments.

USE OF PROCEEDS

        Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include, among other things, the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of preferred stock, shares repurchases or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

 DESCRIPTION OF THE DEBT SECURITIES

        The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

        The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of June 1, 1993, as subsequently supplemented, between us and the predecessor to The Bank of New York Mellon, as trustee. This indenture is referred to as the "senior indenture." The subordinated debt securities will be issued under indentures to be entered into between us and the trustee named in prospectus supplements. These indentures are referred to as the "subordinated indentures." The senior indenture and the subordinated indentures are together called the "indentures."

        The following is a summary of the most important provisions that are in the senior indenture and will be in the subordinated indentures. Copies of the indentures are or will be filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our indentures.

General

        None of the indentures limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

        The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms will include:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  •
  the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;

  •
  whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

  •
  the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

  •
  any optional or mandatory redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  any conversion or exchange provisions; and

  •
  any other specific terms of the debt securities.

        Unless we otherwise specify in the prospectus supplement:

  •
  the debt securities will be registered debt securities; and

  •
  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

        Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.

        If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

Exchange, Registration and Transfer

        Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

        The designated security registrar in the United States for the senior debt securities is The Bank of New York Mellon, located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The security registrar for the subordinated debt securities will be designated in a prospectus supplement.

        In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the date of such mailing.

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

        If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon our written request, any unclaimed amounts to us.

        Our paying agent in the United States for the senior debt securities is The Bank of New York Mellon, located at 101 Barclay Street, Floor 8 West, New York, New York 10286. We will designate the paying agent for any subordinated debt securities in the applicable prospectus supplement.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

        Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements:

  U.S. Book-Entry Securities.

        Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as "book-entry securities."

        When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as "participants."

        The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.

        Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the applicable indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

        Owners of book-entry securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of those debt securities under the applicable indenture.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.

        We expect that the depositary for book-entry securities of a series will immediately credit participants' accounts with payments received by the depositary or nominee in amounts proportionate to the participants' beneficial interests as shown on the records of such depositary.

        We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

  Special Situation When a Global Security Will Be Terminated.

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors below.

        The global security will terminate when the following special situations occur:

  •
  If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

  •
  If we notify the trustee that we wish to terminate that global security.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.

Satisfaction and Discharge

        The indentures will cease to be of further effect with respect to a series of debt securities that have matured or will mature or be called for redemption within one year if we deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Defeasance and Covenant Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at our option:

  1.
  we will be discharged from our obligations with respect to the debt securities; and/or

  2.
  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of debt securities being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service.

        If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Events of Default, Notice and Waiver

        If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement) to be due and payable immediately.

        The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities.

        Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:

  •
  we fail to pay the principal of or any premium on such debt security when due;

  •
  we fail to deposit any sinking fund payment on such series when due;

  •
  we fail to pay interest when due on such series for 30 days after it is due;

  •
  we fail to perform any other covenant in the indenture related to the debt securities of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities) from the trustee or by holders of at least 25% in principal amount of the debt securities of such series;

  •
  we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company; and

  •
  any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.

        For the events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indentures, and a default under one series of debt securities will not necessarily be a default under another series.

        Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification.

        If such indemnification is provided, the holders of a majority in principal amount of outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

        Each indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the trustee a certificate of no default, or specifying the nature and status of any default that exists.

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification of the Indentures

        Together with the trustee, we may, when authorized by our board of directors, modify the indentures without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.

        Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;

  •
  change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indentures;

  •
  modify the provisions in the indentures relating to the waiver of past defaults and the waiver of certain covenants; or

  •
  modify the provisions in the indentures relating to adding provisions or changing or eliminating provisions of the indenture or modifying rights of holders of securities under the indenture.

Notices to Holders

        Notice shall be given to holders of securities by mail to the addresses of the holders as they appear in the Security Register.

Title

        We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered security as the absolute owner of that security for all purposes.

Replacement of Securities

        We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will have to surrender the mutilated debt security to the trustee first. Debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Our Relationship with the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indentures.

Merger Covenant

        The following covenant is applicable to both our senior debt securities and our subordinated debt securities. We may not, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to another person unless:

  •
  the successor is a U.S. corporation or person;

  •
  the successor assumes, by a supplemental indenture, on the same terms and conditions all the obligations under the debt securities and the indentures;

  •
  immediately after giving effect to the transaction, there is no event of default under the applicable indenture (without regard for any applicable cure or grace period); and

  •
  we have delivered to the trustee an officer's certificate and opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the conditions set forth in the senior indenture or subordinated indentures, as applicable.

        The remaining or acquiring corporation will take over all of our rights and obligations under the indentures.

Senior Debt Securities

        The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

  Covenants

        The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the senior debt securities are outstanding, unless the prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.

        Limitation on Liens.    We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:

  •
  mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;

  •
  mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;

  •
  mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

  •
  any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;

  •
  any mortgages and liens securing industrial development, pollution control, or similar revenue bonds;

  •
  with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

  •
  mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on "Sale and Leaseback Transactions" but for this provision, does not exceed 10% of Consolidated Net Tangible Assets.

        Limitation on Sale and Leaseback Transactions.    Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the "Limitation on Liens" covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.

        General.    The covenants described above only restrict our ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business (any such property, a "Restricted Property," as defined below). Currently, only our manufacturing facility located in Devens, Massachusetts meets this 2% test. There are currently no prohibited mortgages, liens or Sale and Leaseback Transactions associated with this property. As a result, these covenants only restrict us from securing indebtedness and from entering into Sale and Leaseback Transactions with respect to such facility. To the extent that any additional property becomes a Restricted Property, we will amend this prospectus to disclose or disclose in the prospectus supplement the existence of any mortgage or lien on or any Sale and Leaseback Transaction covering any such Restricted Property which would require us to secure the debt securities or apply certain amounts to retirement of indebtedness or acquisitions of property.

        Other than the restrictions on liens and Sale and Leaseback Transactions described above, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction involving the Company.

  Definitions

        We have summarized below definitions of some of the terms used in the senior indenture. In the definitions, all references to "us," "we" or "our" mean Bristol-Myers Squibb Company only.

        "Consolidated Net Tangible Assets" means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting:

  •
  all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,

  •
  all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Debt" means:

  •
  all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;

  •
  all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and

  •
  all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

        "Funded Debt" means:

  •
  our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and

  •
  Debt classified as long-term debt under generally accepted accounting principles.

        The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.

        "Restricted Property" means:

  •
  any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors' opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

  •
  any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.

        In this definition, "manufacturing facility" means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.

        "Sale And Leaseback Transaction" means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:

  •
  temporary leases for a term, including renewals at the option of the lessee, of three years or less;

  •
  leases between us and a Subsidiary or between Subsidiaries;

  •
  leases executed within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

  •
  arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

        "Subsidiary " means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.

        "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.

        In addition, claims of our subsidiaries' creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of our subsidiaries.

        The subordinated indentures will define "senior indebtedness" to mean the principal of, premium, if any, and interest on:

  •
  all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same rank as, or ranks junior to, the subordinated debt securities; and

  •
  any deferrals, renewals or extensions of any senior indebtedness.

        However, the term "senior indebtedness" will not include:

  •
  any of our obligations to our Subsidiaries;

  •
  any liability for Federal, state, local or other taxes owed or owing by us;

  •
  any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;

  •
  any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

  •
  any obligations with respect to any capital stock; or

  •
  any indebtedness incurred in violation of the subordinated indenture.

        There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indentures. The subordinated debt securities will rank equally with our other subordinated indebtedness.

        Under the subordinated indentures, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

  •
  any senior indebtedness is not paid when due; or

  •
  the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

        We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

        The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness' maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.

        In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indentures will be made to holders of the senior indebtedness.

        If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

        If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indentures otherwise permit payment at that time.

        As a result of the subordination provisions contained in the subordinated indentures, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

DESCRIPTION OF THE PREFERRED STOCK

        The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

        All the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of designations relating to each series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2012, 5,238 shares of $2 convertible preferred stock, liquidation preference $50 per share, were outstanding. Our $2 convertible preferred stock is listed on the New York Stock Exchange under the symbol "BMYPR" and votes as a single class with our common stock, with each share entitled to a single vote. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

  •
  issue one or more series of preferred stock;

  •
  determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

  •
  determine the number of shares in any series.

        The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forthwith respect to the series the following information:

  •
  whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

  •
  the dividend rate;

  •
  the dividend payment date or dates;

  •
  the liquidation preference per share of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  the voting rights of that series of preferred stock, if any; and

  •
  the terms of any other preferences or special rights applicable to that series of preferred stock.

        The preferred stock, when issued, will be fully paid and nonassessable.

Dividends

        Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates as set forth in the applicable certificate of designations. Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock. In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock and we may not redeem or purchase any common stock.

        Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Convertibility

        No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable certificate of designations.

Redemption and Sinking Fund

        No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designations.

        Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in the applicable certificate of designations.

Liquidation

        In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.

        If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

        Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

Voting

        The holders of preferred stock will not be entitled to vote with the holders of common stock in the election of directors, except as provided in the certificate of designations with respect to a particular series. However, if and whenever accrued dividends on the preferred stock have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of all series of preferred stock at the time outstanding, then the holders of the preferred stock, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of the stockholders. During the time the holders of preferred stock are entitled to elect two additional directors, they are not entitled to vote with the holders of common stock in the election of any other directors. If all accumulated dividends on preferred stock have been paid in full, the holders of shares of preferred stock will no longer have the right to vote on directors except as provided for in the applicable certificate of designations, the term of office of each director so elected will terminate, and the number of our directors will, without further action, be reduced accordingly.

        The vote of the holders of at least two-thirds of the outstanding shares of preferred stock voting only as a class is required to authorize any amendment to our Certificate of Incorporation or bylaws which would materially alter any existing provisions of the preferred stock or which would authorize a class of preferred stock ranking prior to the outstanding preferred stock as to dividends or assets. In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock voting together as a class is required to authorize any amendment to our Certificate of Incorporation authorizing the issuance of or any increase in the authorized amount of any class of preferred stock ranking on a parity with or increasing the number of authorized shares of preferred stock.

No Other Rights

        The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Certificate of Incorporation or certificate of designations or as otherwise required by law.

Transfer Agent and Registrar

        We will designate the transfer agent for each series of preferred stock in the prospectus supplement.

DESCRIPTION OF THE DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of designations for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

  •
  the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE COMMON STOCK

        As of the date of this prospectus, we are authorized to issue up to 4,500,000,000 shares of common stock, $0.10 par value per share. As of June 30, 2012, 2.2 billion shares of common stock were outstanding. The common stock is listed on the New York Stock Exchange under the symbol "BMY".

Dividends

        Holders of common stock are entitled to receive dividends out of any assets legally available for payment of dividends as may from time to time be declared by our board of directors, subject to the rights of the holders of the preferred stock.

Voting

        Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of common stock do not have cumulative voting rights.

Rights upon Liquidation

        In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

Board of Directors

        Our bylaws provide that our board of directors shall be a single class, elected annually at any meeting for the election of directors at which a quorum is present (a quorum being a majority of the stockholders), pursuant to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of votes cast. Our bylaws also provide that if a director nominee who currently serves as a director is not elected by a majority vote in an uncontested election, the director shall offer to tender his or her resignation to the board of directors.

Miscellaneous

        Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

 DESCRIPTION OF THE WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

        The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities, preferred stock or common stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

  •
  the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information relating to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

  •
  any other information we think is important about the warrants.

 PLAN OF DISTRIBUTION

General

        We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

        A prospectus supplement relating to a particular offering of securities may include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the purchase price of the securities;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.

Underwriting Compensation

        We may offer these securities to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

        If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

        Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from us.

Indemnification

        We may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

        Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

        We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

 LEGAL MATTERS

        Kirkland & Ellis LLP, New York, New York, our outside counsel, will pass upon the validity of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus and other written and oral statements we make from time to time may contain certain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). You can identify these forward-looking statements by the fact that they use words such as "should," "expect," "anticipate," "estimate," "target," "may," "project," "guidance," "intend," "plan," "believe" and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings, and financial results, which are based on current expectations that involve inherent risks and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years.

        Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings also are available over the Internet at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2011, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 20, 2012 that is incorporated by reference in that Annual Report on Form 10-K;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; and

  •
  Current Reports on Form 8-K, or filed portions of those reports (but not portions of those reports which were furnished), filed on January 9, 2012, January 24, 2012, February 13, 2012, March 8, 2012, May 7, 2012 and July 3, 2012.

        Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

        We encourage you to read our periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York 10154
Attention: Office of the Corporate Secretary
Telephone: (212) 546-4000

$1,500,000,000

$500,000,000 1.750% Notes due 2019
$500,000,000 3.250% Notes due 2023
$500,000,000 4.500% Notes due 2044

PROSPECTUS SUPPLEMENT
OCTOBER 24, 2013

Joint Book-Running Managers

Deutsche Bank Securities	J.P. Morgan

(All Notes)

Barclays	Credit Suisse	BNP PARIBAS	RBS
(2019 Notes)	(2019 Notes)	(2023 Notes)	(2044 Notes)

Co-Managers

Credit Suisse	BNP PARIBAS	RBS	Citigroup	BofA Merrill Lynch	Wells Fargo Securities	Goldman, Sachs & Co.	Morgan Stanley	UBS Investment Bank	Mitsubishi UFJ Securities	HSBC	BNY Mellon Capital Markets, LLC	RBC Capital Markets	Santander	US Bancorp
(2023 and 2044 Notes)	(2019 and 2044 Notes)	(2019 and 2023 Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(2019 and 2023 Notes)	(2019 and 2023 Notes)	(2019 and 2023 Notes)